                                                                     EXHIBIT 2.7


                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               SEPTEMBER 2, 1997

                              MJD HOLDINGS CORP.

                           TACONIC ACQUISITION CORP.

                                      AND

                            TACONIC TELEPHONE CORP.

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT made as of this 2nd day of September, 1997 by and among TACONIC TELEPHONE CORP., a New York corporation (the "Company"), MJD HOLDINGS CORP., a Delaware corporation ("Parent") and TACONIC ACQUISITION CORP., a New York corporation ("Acquisition Sub").

                                  WITNESSETH

     WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein and in the certificate of merger annexed as Exhibit A (the "Certificate of Merger"), as a result of which Acquisition Sub will be merged into the Company and the shareholders of the Company (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Parent, Acquisition Sub and the Company agree as follows:

SECTION 1    THE MERGER
             ----------

        1.1  Surviving Corporation.  In accordance with the provisions of this
             ---------------------
Agreement, the Certificate of Merger and the Business Corporation Law of the State of New York ("NYBCL"), at the Effective Date (as defined in Section 1.6), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"). At the Effective Date, the separate existence of Acquisition Sub shall cease.

        1.2  Certificate of Incorporation.  As of the Effective Date, the
             ----------------------------
Certificate of Incorporation of the Company immediately prior to the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as otherwise provided by law or in such Certificate of Incorporation.

        1.3  By-laws.  The By-laws of the Acquisition Sub as in effect at the
             -------
Effective Date shall be the By-laws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

        1.4  Directors.   The directors of Acquisition Sub at the Effective Date
             ---------
shall, from and after the Effective Date, be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

        1.5  Officers.  The officers of Surviving Corporation at the Effective
             --------
Date shall, from and after the Effective Date, be the officers whose names are set forth in Schedule 1.5 and they shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

        1.6  Effective Date.  The Merger shall become effective at the time of
             --------------
filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with Section 907 of the NYBCL. The Certificate of Merger shall be filed with the Secretary of State of the State of New York on the Closing Date (as defined in Section 8.1 hereof). The date when the Merger becomes effective is herein referred to as the "Effective Date".

        1.7  Additional Action.  If, at any time after the Effective Date, the
             -----------------
Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Company or its Subsidiaries acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Company and its Subsidiaries, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Company and its Subsidiaries, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

        1.8  Conversion of Company Stock.
             ---------------------------

             (a) Each share of the Company's common stock, no par value per share (the "Company Common Stock"), actually issued and outstanding at the Effective Date (except for Dissenting Shares, as defined in Section 1.10) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from the Parent consideration, payable as set forth on Schedule 1.8 hereto (the "Merger Consideration"). The Merger Consideration consists of $67,500,000 in immediately available U.S. funds.

             (b) Any share of Company Common Stock held by Parent or in the Company's treasury at the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

        1.9  Conversion of Acquisition Sub Common Stock.  Each share of common
             ------------------------------------------
stock, par value $.01 per share, of Acquisition Sub (the "Acquisition Sub Common Stock") issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Date, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

        1.10 Dissenting Shares.  Notwithstanding anything in this Agreement to
             -----------------
the contrary, shares of Company Common Stock issued and outstanding on the Effective Date which are held of record by shareholders who shall not have voted such shares in favor of the Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with Section 910 of the NYBCL (the "Dissenting Shares") shall not be converted into the right to receive any portion of the Merger Consideration specified in Section 1.8, but the holders thereof instead shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 910 of the NYBCL (the "Dissenting Consideration"); provided, however, that (i) if such a holder fails
                             --------  -------
to file a notice of election to dissent in accordance with Section 623 of the NYBCL or, after filing such notice of election, subsequently delivers an effective written withdrawal of such notice or fails to establish his entitlement to appraisal rights as provided in Section 623 of the NYBCL, if he or she be so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his or her appraisal rights, then in either of such cases, each share of Company Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the portion of the Merger Consideration indicated on Schedule 1.8, upon the surrender of the certificate or certificates representing such Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of the fair value of such shares, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such demands.

        1.11 Surrender of Shares.
             -------------------

             (a) At the Closing, Parent shall deliver the Merger Consideration to the former shareholders of the Company, pro rata in accordance with a schedule to be provided by the Company at least five (5) days prior to the Closing Date.

             (b) Upon surrender to Parent of a certificate representing each of the shares of Company Common Stock (each, a "Certificate") or an affidavit of loss stating that the holder of the Certificate has lost such Certificate, together with, at the election of Parent, (i) an indemnity agreement providing for indemnification of the Company, Parent and Surviving Corporation for any loss, damage or other expense resulting from a third party having a claim to such Certificate or the shares of stock underlying such Certificate or (ii) an indemnity or surety bond in such amounts reasonably acceptable to Parent with respect to such lost Certificate ("Affidavit"), the holder of such Certificate or Affidavit shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate or subject to the Affidavit, as the case may be, the portion of the Merger Consideration indicated on Schedule 1.8, and such Certificate shall forthwith be canceled (if a Certificate is presented) and the records of the Company shall be modified accordingly upon receipt by the holder of such Certificate or Affidavit, as the case may be, of the indicated portion of the Merger Consideration. Such surrender of Certificates and Affidavits to Parent shall be made at Closing in exchange for the appropriate portion of the Merger Consideration. No interest will be paid or accrued on any portion of the Merger Consideration payable upon the surrender of such Certificates or Affidavits.

             (c) If payment is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment of the relevant portion of the Merger Consideration that the Certificate so surrendered be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, with signature guaranteed, and is otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by law as a result of such payment to a Person other than the record holder of the Certificate surrendered, or shall establish to Parent's satisfaction that such tax has been paid or is not applicable.

             (d) After the Effective Date, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock, which are outstanding at the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and there shall be issued to the transferee in exchange for each share of Company Common Stock the portion of the Merger Consideration indicated on Schedule 1.8.

             (e) The consideration payable upon the surrender for exchange of Certificates in accordance with the terms of this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date,

Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

SECTION 2   REPRESENTATIONS AND WARRANTIES
            ------------------------------

     The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

        2.1  Organization and Corporate Power.  Each of the Company and its
             --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as specified in Schedule
2.1 attached hereto, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to (i) the receipt of required PSC and FCC approvals (if any are required), (ii) the approval of any governmental authorities with respect to any cable system owned, operated, or controlled by the Company or any of its Subsidiaries and (iii) the expiration or termination of the waiting periods under HSR, each of the Company and its Subsidiaries has all required corporate power and authority to enter into and perform this Agreement and the Related Documents, and generally to carry out the transactions contemplated hereby and by the Related Documents. The copies of the charter and by-laws of each of the Company and each of its Subsidiaries, as amended to date, which have been furnished to counsel for Parent, are correct and complete at the date hereof. Except as provided in Schedule 2.1, neither the Company nor any of its Subsidiaries is in violation of any term of its charter or by-laws, or any agreement, franchise, instrument, judgment, decree, order, law, statute, ordinance, rule or government regulation applicable to it.

        2.2  Authorization and No Contravention.  Subject to the receipt of the
             ----------------------------------
approval of the Company's stockholders, the execution and delivery of, and performance by the Company of its obligations under, this Agreement and the Related Documents have been duly authorized by all corporate action of the Company, and except as may otherwise be specifically provided in this Agreement, and subject to the receipt of the approval of the Company's stockholders, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. The Company's execution and delivery of this Agreement and the Related Documents, and its respective performance of the transactions contemplated hereby and thereby, will not: (i) except as set forth on Schedule 2.2, violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which its assets, or any of their assets, are bound, or any charter provision or by-law of the Company or any of its Subsidiaries, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any of its

Subsidiaries except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation, franchise or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on Schedule 2.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party.

        2.3  Capitalization; Stockholders; Subsidiaries.  The authorized and
             ------------------------------------------
issued capital stock of the Company and each of its Subsidiaries is as set forth in Schedule 2.3. All of the presently issued shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued in accordance with all applicable federal and state securities laws and are fully paid and non-assessable. Neither the Company nor any of its Subsidiaries has issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. The authorized shares of preferred stock of the Company referred to on Schedule 2.3 have been cancelled by the Company and there is no amount due and owing by the Company with respect to any shares of the preferred stock. There are no preemptive rights with respect to the issuance or sale by the Company, or any of its Subsidiaries of the Company's or such Subsidiary's capital stock. Except as disclosed in Schedule 2.3, the Company knows of no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement. To the best knowledge of the Company, there are no rights of first refusal, rights of first offer or such other similar rights with respect to any of the securities of the Company or any of its Subsidiaries. The outstanding shares of capital stock of the persons identified in Schedule 2.3 are held in the amounts indicated therein. Except as set forth in Schedule 2.3, the Company has no Subsidiaries and neither the Company nor any of its Subsidiaries has any investments in, or loans or advances to, any other corporation, trust, partnership or business entity and is not a party to any joint venture.

        2.4  Financial Statements.  Attached hereto as Schedule 2.4 are the
             --------------------
Company's consolidated and consolidating audited statements of operations, cash flow and stockholders' equity and the related balance sheets as of and for the fiscal years ended December 31, 1995 and December 31, 1996 and Company-prepared unaudited statements of income and retained earnings, cash flow and stockholders' equity and the related balance sheet for the six months ended June 30, 1997 (such balance sheet, dated as of December 31, 1996, is herein referred to as the "Base Balance Sheet"). Except as set forth in the Base Balance Sheet and on Schedule 2.11, neither the Company nor any of its Subsidiaries has any material contingent obligations, liabilities or material forward or long-term commitments. The foregoing financial statements have been prepared (i) to the extent required, in accordance with the rules and regulations of the PSC and the FCC and (ii) in accordance with generally accepted accounting principles applied on a consistent basis. All of such financial statements fairly represent the financial condition of the Company and its Subsidiaries as of the date thereof, and are true and correct as of the date thereof in all material respects. Nothing has come to the attention of the senior management of the Company since such dates which would indicate that such financial statements were not true and correct in all material respects as of the date thereof.

        2.5  Business; Franchises and Regulations.  Except as set forth in
             ------------------------------------
Schedule 2.5, the Company and each of its Subsidiaries has ownership of and/or the right to use (i) all franchises, permits, registrations, licenses (other than FCC Licenses) and other authorizations required by applicable law or regulation, and (ii) all patent, copyright, trademark, or other rights and privileges, in the case of both (i) and (ii) used or useful in their respective businesses as presently conducted, or contemplated to be conducted, to be conducted or required or necessary to permit it to own its properties and to conduct its business as presently conducted or contemplated to be conducted and neither their present nor contemplated activities infringe any such patent, copyright, trademark or other proprietary rights of other. Schedule 2.5 correctly sets forth all of the franchises, authorizations, permits, registrations and licenses (other than FCC Licenses) which are held by the Company and its Subsidiaries (the "Company Franchises") and correctly set forth the issuer and termination or expiration date of each Company Franchise. Each Company Franchise was duly and validly issued by the issuer thereof to the Company or its Subsidiaries pursuant to procedures that complied with all requirements of applicable law. Each Company Franchise or other right held by the Company or any of its Subsidiaries is in full force and effect, free of any Lien, charge or encumbrance of any nature, and are not subject to any restrictions or conditions which, individually or in the aggregate, would materially impair the ability of the Company and its Subsidiaries to own their respective properties and to carry on their respective businesses as presently conducted or contemplated to be conducted, and the Company and each of its Subsidiaries are in compliance with the terms thereof with no conflict with the valid rights of others which could affect or impair in any manner the business, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole except as set forth in Schedule 2.5. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Company Franchise, except as set forth in
Schedule 2.5. No proceedings to revoke, refuse to renew, modify or restrict such Company Franchises are pending or, to the best knowledge of the Company, threatened. No Company Franchise authorizing the installation, construction, development, ownership or operation of a cable television system by the Company or its Subsidiaries has been surrendered or has expired or otherwise terminated without the issuance of a replacement Company Franchise to the Company or its Subsidiaries. Except for the Hillsdale license relating to CATV which expires July 1999 (and which does not provide for an automatic renewal) and, except for an FCC radio station license, due to expire on November 4, 1998 (as provided in Schedule 2.8), which Hillsdale license and FCC radio station license renewals will be filed as soon as practicable, which in the case of the radio license is when the FCC gives notice of renewal, a written request for renewal has been timely filed, if necessary or applicable, pursuant to applicable laws or regulations, with respect to any Company Franchise or FCC Licenses expiring within 48 months of the date of this representation.

        No Person, including any governmental authority, has any right to acquire any interest in any of the cable systems (including, without limitation, any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Company Franchise.

        Except as described on Schedule 2.10, the Company has timely and properly made all filings and reports required by the PSC, the FCC and all other regulatory entities having jurisdiction over the Company or its Subsidiaries.

        2.6  Tariffs: FCC Licenses.
             ---------------------

             (a) The regulatory tariffs applicable to the Company and its Subsidiaries stand in full force and effect in accordance with their terms, and there is no outstanding notice of suspension, cancellation or termination or, to the Company's knowledge, any threatened suspension, cancellation or termination in connection therewith. Except as otherwise disclosed on Schedule 2.6, neither the Company nor any of its Subsidiaries is subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. Except as otherwise disclosed on Schedule 2.6, neither the Company nor any of its Subsidiaries is in violation under the terms and conditions of any such tariff, and there is no basis for any claim of violation by the Company or any of its Subsidiaries under any such tariff. There are no applications by the Company or any of its Subsidiaries, nor any complaints or petitions, or other filings by others, or proceedings pending or threatened, before the PSC or the FCC relating to the Company or any of its Subsidiaries, or their respective operations or regulatory tariffs. There are no violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Company or any of its Subsidiaries has been made available to Parent.

             (b) Schedule 2.6 correctly sets forth all of the FCC Licenses held by the Company or any of its Subsidiaries and correctly sets forth the expiration or termination date of each FCC License. The Company and its Subsidiaries hold all FCC Licenses required by applicable law or regulation, or which are used or useful in their respective businesses as presently conducted or as contemplated to be conducted. Except as disclosed on Schedule 2.6, each such FCC License was duly and validly issued to the Company or its Subsidiaries pursuant to procedures which complied with all requirements of applicable law. Each FCC License is in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith nor are any of such FCC Licenses subject to any restrictions or conditions that limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type). No proceedings to revoke, refuse to renew, modify or restrict such FCC Licenses are pending or, to the best knowledge of the Company, threatened. The Company has no reason to believe that any of the FCC Licenses (i) could be revoked, cancelled or suspended and (ii) would not be renewed or extended in the ordinary course of business.

        2.7  Rate Base.  Except for amounts that are disallowed or excluded due
             ---------
to regulation applied generically to all Local Exchange Carriers, as listed on
Schedule 2.7., neither the Company nor any of its Subsidiaries has any material amount of inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool, and neither the Company nor any of its Subsidiaries has received notification that the FCC or any state regulatory authority or pool administrator proposes to exclude any assets from rate base or revenue calculations for the pools.

        2.8  Overbillings; Refunds.  Except as set forth on Schedule 2.8,
             ---------------------
neither the Company nor any of its Subsidiaries has any liabilities for any customer overbillings or prospective refunds of overearnings.

        2.9  Capital Improvements Required by State Authorities.  Except as set
             --------------------------------------------------
forth on Schedule 2.9, neither the Company nor any of its Subsidiaries is required by any federal, state or local regulatory body to make any changes, upgrades or enhancements with respect to its physical plant and neither the Company nor any of its Subsidiaries has reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

        2.10 Compliance with Law.  Except as set forth in Schedule 2.10, each of
             -------------------
the Company and its Subsidiaries has been and is in compliance with all applicable statutes, laws, ordinances, regulations, franchises, rules, governmental policies or orders of any foreign, federal, state or local government or any governmental department or agency (including without limitation, the PSC and the FCC), and any judgment, ruling, decree or order of any court, administrative agency or tribunal or any arbitrator or arbitral panel or tribunal applicable to its business or operations; and the conduct of the Company's and each of its Subsidiaries' respective businesses has been and is in compliance with all federal, state and local energy, public utility, health, wage and hour (including but not limited to the Fair Labor Standards Act), employment, workplace or worker safety and health, including but not limited to OSHA, and environmental requirements and all other federal, state and local governmental regulatory requirements (including without limitation, requirements of the PSC and the FCC). The Company and its Subsidiaries have all permits, licenses, registrations, franchises and other authorizations from, and have made all necessary filings with, all governmental agencies, including the PSC and the FCC, required to conduct their businesses as now being conducted or as contemplated to be conducted.

        2.11 Absence of Undisclosed Liabilities.  Except as otherwise
             ----------------------------------
specifically disclosed in the Base Balance Sheet or as set forth in Section 2.4 or on Schedule 2.11, neither the Company nor any of its Subsidiaries has any accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof, accrued, to become due, contingent, or otherwise.

        2.12 Absence of Certain Developments.  Except as specifically disclosed
             -------------------------------
in Schedule 2.12, since December 31, 1996 there has been (i) no material adverse change in the assets, liabilities, properties or financial condition of the Company or any of its Subsidiaries, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or any of its Subsidiaries (except as set forth in Section 7.5 hereof), (iii) no waiver of any valuable right of the Company or any of its Subsidiaries or the cancellation of any debt or claim held by the Company or any of its Subsidiaries (including any settlement of any claims or litigation), (iv) no loan by the Company or any of its Subsidiaries to any officer, director, employee or stockholder of the Company or any of its Subsidiaries, or any agreement or commitment therefor, (v) other than pursuant to the current contractual obligations set forth on Schedule 2.12 and 2.26 (Exhibit A), no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, person or entity performing services as an independent contractor, consultant or agent of the Company or any of its Subsidiaries, (vi) no loss, destruction or damage to any property of the Company or any of its Subsidiaries, whether or not insured in excess of $25,000 in the aggregate, (vii) no strikes, work stoppages, slow downs, lockouts, union organizing or recognition efforts, grievance procedures, claims of unfair labor practices or similar incidents of significant labor difficulty of any nature whatsoever involving the Company or any of its Subsidiaries and no material change in the personnel of the Company or any of its Subsidiaries or the terms and conditions of any collective bargaining agreements, employment contracts or independent contractor or consulting agreements to which any of them are parties, (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company or any of its Subsidiaries otherwise than in the ordinary course of business, (ix) no creation, incurrence, guarantee or assumption of any indebtedness by the Company or any of its Subsidiaries for borrowed money (other than pursuant to existing credit facilities), (x) no amendment, cancellation or termination of any contract, license or other instrument material to the Company or any of its Subsidiaries, (xi) no change in accounting methods or practices by the Company or any of its Subsidiaries affecting their respective assets, liabilities or business, (xii) no revaluation by the Company or any of its Subsidiaries of any of their respective assets, including without limitation, writing off notes or accounts receivable, (xiii) no mortgage, pledge or other encumbrance of any material assets of the Company and its Subsidiaries, (xiv) no increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves, other than in the ordinary course of business, and (xv) no payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (1) in the ordinary course of business and consistent with the past practice of liabilities reflected or reserved against in the Base Balance Sheet or incurred in the ordinary course of business and consistent with the past practice since December 31, 1996 and (2) of other liabilities involving $50,000 or less singly and $100,000 or less in the aggregate.

        2.13 Title to Properties.
             -------------------

             (a) Except as specifically disclosed on Schedule 2.13, the Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property have valid leasehold interests in, all of its properties and assets, free and clear of all mortgages, liens, restrictions or encumbrances. All owned or leased real property of the Company and its Subsidiaries is listed on Schedule 2.13. A true copy of each lease to which the Company or any of its Subsidiaries is a party, is listed on Schedule 2.13 and has been delivered by the Company to Parent, is in full force and effect and affords the Company or the Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of such lease. No default or event of default on the part of the Company or any of its Subsidiaries or on the part of the lessor, exists under any lease, and neither the Company nor any of its Subsidiaries has received any notice of default under any such lease or any indication that the owner of the leased property intends to terminate such lease, and no event has occurred which with notice or the lapse of time, or both, would constitute a default under any such lease. Except as specifically disclosed on Schedule 2.13, the Company holds all easements, rights-of-way and other rights necessary to own, operate and maintain its physical plant (including all telephone lines) and the Company is not in breach of, or default under, any such easement, right-of-way or other right and there are not any materially burdensome limitations or obligations on the Company under any such easement, right-of-way or other right.

             (b) Except as set forth on Schedule 2.13, neither the Company nor any of its Subsidiaries is in violation of any zoning, land-use, building or safety law, ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be adverse with respect to the Company or such Subsidiary. All real property occupied pursuant to leases, and substantially all tangible personal property owned or leased by the Company and its Subsidiaries taken as a whole and required for the purpose of carrying on its business and operations, is in good operating condition and repair, reasonable wear and tear excepted, and no material portion of any such real or personal property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition to the extent necessary or useful in the continued operation of its business.

        2.14 Tax Matters.
             -----------

             (a) Each of the Company and its Subsidiaries has timely filed all Tax reports and returns that it was required to file. All such reports and returns are correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown to be due on any report or return) have been paid. Except as disclosed on Schedule 2.14, none of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any report or return. Except as disclosed on Schedule 2.14, no claim has ever been made by a Taxing Authority in a jurisdiction where any of the Company or its Subsidiaries does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

             (b) Except as disclosed in Schedule 2.14, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

             (c) Neither the President nor the Vice President/COO of the Company and of its Subsidiaries (nor any officer or employee responsible for Tax matters) has actual knowledge that or has any reasonable basis to believe that any authority will assess any additional Taxes for any period for which returns have been filed. Except as disclosed in Schedule 2.14, there is no dispute or claim concerning any Tax liability of any of the Company or its Subsidiaries either (i) claimed or raised by any Taxing Authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such Taxing Authority. All federal, state, local and foreign income tax returns filed with respect to the Company and/or any of the Subsidiaries for taxable periods ended on or after December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 are set forth on Schedule 2.14, and Schedule 2.14 indicates those returns that have been audited or currently are the subject of an audit. The Company has made available to the Parent correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1993.

             (d) Except as set forth on Schedule 2.14, none of the Company and its Subsidiaries has waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

             (e) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of December 31, 1996 materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Base Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax returns.

             (f) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments of the Company and its Subsidiaries has been in United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither the Company nor its Subsidiaries has on any of its federal income tax returns taken a position that could give rise to a substantial understatement of federal income tax within the meaning of Code
Section 6662. Except as set forth on Schedule 2.14, none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (g) Schedule 2.14 sets forth the following information with respect to each of the Company and its Subsidiaries as of December 31, 1996: (i) the Company's best estimate of the tax basis of the Company and its Subsidiaries in their respective assets; (ii) the amount of the net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its Subsidiaries and
(iii) the amount of any deferred gain or loss allocable to the Company or any of its Subsidiaries arising out of any Deferred Intercompany Transaction.

             (h) Except as set forth on Schedule 2.14, none of the Company and its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any amount that constitutes or could constitute an "excess parachute payment" within the meaning of Code Section 280G.

             (i) Except as set forth on Schedule 2.14, the disallowance of a deduction under Code Section 162(m) for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, plan, program, arrangement or understanding currently in effect.

        2.15 Insurance.  The Company has in force all policies of insurance
             ---------
described in Schedule 2.15, in the amounts and covering the risks described therein. Neither the Company nor any of its Subsidiaries has ever been refused any insurance coverage for which it has applied.

        2.16 Contracts and Commitments.  Except as set forth in Schedule 2.5 and
             -------------------------
2.16, neither the Company nor any of its Subsidiaries (a) is a party to any contract, obligation, understanding or commitment (whether written or oral) which involves a potential or actual commitment or aggregate payments to or from the Company or any of its Subsidiaries to or from any third party in excess of $25,000, or which is otherwise material and not entered into in the ordinary course of business, or relates to provisioning of services between the Company and Richmond Telephone Company or (b) has any employment contracts; stock redemption or purchase agreements; financing agreements; collective bargaining agreements; consulting agreements; independent contractor agreements or agreements with any current or former officers, directors, employees or shareholders of the Company or any of its Subsidiaries or persons or organizations related to or affiliated with any such persons. Except as disclosed in Schedule 2.16, neither the Company nor any of its Subsidiaries is in default under any contract, obligation, understanding or commitment and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default, the consequences of which default if asserted by the other contracting party would be materially adverse with respect to the Company and its Subsidiaries, taken as a whole. Except as set forth in Schedule 2.16, neither the Company nor any of its Subsidiaries is a party to any contract or arrangement which is likely to have a material adverse effect on the assets, liabilities, properties, business, or financial condition of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any government contracts or subcontracts that remain in full force and effect.

        2.17 Litigation.  Except as set forth in Schedule 2.17, there is no
             ----------
investigation, complaint, charge, claim, grievance, action, suit or proceeding at law or in equity or by or before any governmental or administrative instrumentality or other agency (including, without limitation, the PSC or the FCC) or before any court, arbitrator, or similar tribunal now pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries or their properties is party or is subject. To the best knowledge of the Company, there is no investigation, complaint, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending against the Company, any of its Subsidiaries, any director, officer or key employee of the Company or any of its Subsidiaries which has a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. There is no outstanding judgment, injunction, decree or order issued by any governmental instrumentality or other agency (including, without limitation, the PSC or the FCC) against the Company or its

Subsidiaries which would, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

        2.18 Environmental Matters.  Except as set forth in Schedule 2.18:
             ---------------------

             (a) Neither the Company nor any of its Subsidiaries is or has been required to obtain from Governmental Authorities any permits, licenses, authorizations or other consents ("Environmental Permits") required under applicable Environmental Law for the operation of its business as currently conducted or contemplated to be conducted.

             (b) No Hazardous Substances have ever been or are being generated, used, stored, treated or otherwise managed on real property owned or leased by the Company or any of its Subsidiaries (the "Properties"), or to the best knowledge of the Company by any other Persons. For any Property at which any Hazardous Substance has ever been or is now being generated, used, stored, treated or otherwise, managed, each such activity has been and is in compliance with applicable Environmental Laws, and then only in the ordinary course of business as then conducted and in such amounts as are typical of the business of the Company or its Subsidiaries. No Hazardous Substances have ever been, are being, are intended to be or threatened to be, spilled, released, discharged, disposed, placed, or otherwise caused to come to be located on or in the soil, surface water or groundwater in, on or under any of the Properties, by the Company or any Subsidiary, or, to the best knowledge of the Company by any other Person. No Hazardous Substances have been shipped or transported from any of the Properties for treatment, storage or disposal at any other facility, by the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any other Person. The Company and each of its Subsidiaries have not disposed, stored, treated, or sent for disposal, storage or treatment, any solid waste, pollutant, contaminant or waste (whether hazardous waste or other waste), or Hazardous Substances, except in compliance with applicable Environmental Laws, and then only to a facility which possessed a valid permit under all applicable Environmental Laws and which operated in compliance with applicable Environmental Laws. There have never been and are no underground or above-ground storage tanks on any Property. The known and suspect asbestos-containing materials identified in the Phase I Environmental Site Assessment dated August 1997 (prepared by O'Brien & Gere Engineers) are in a condition that would not allow for asbestos fibers to be released into the atmosphere.

             (c) Neither the Company nor any Subsidiary has received, and to the best knowledge of the Company, no circumstances exist nor with the passage of time would exist that would form the basis for, (i) any notice of violation of any applicable Environmental Law; or (ii) any notice of any suit, action, claim, liability (contingent or otherwise), or proceeding (whether at law, in equity, or administrative) concerning or related to environmental matters or any environmental condition. Neither the Company nor any Subsidiary has received any notice, nor is the Company aware of any circumstances related to, liability as a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act, or any state analogue thereto.

               (d) For purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state, or local laws, statutes, ordinances, decrees, orders, regulations, permits or permit conditions, or other legally enforceable requirements relating to the emission or discharge of pollutants or to the environment or health and safety, including without limitation requirements under the Clean Air Act, Federal Water Pollution Control Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response Compensation and Liability Act, the Oil Spill Act, each as amended and in effect from time to time, and any state analogues thereto. The term "Hazardous Substances" shall mean crude oil and any refined fraction or product thereof, any substance defined as a Hazardous Substance under Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, asbestos, polychlorinated biphenyls, or any substance regulated as hazardous or toxic under applicable Environmental Laws.

               (e) The Company and each of its Subsidiaries have been and are in compliance with all applicable Environmental Laws.

         2.19  Investment Company. Neither the Company nor any of its
               ------------------
Subsidiaries is an Investment Company as such term is defined in the Investment Company Act of 1940, as amended.

         2.20  Margin Securities.  Neither the Company nor any of its
               -----------------
Subsidiaries owns or has any present intention of acquiring, any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207), or any "margin stock" within the meeting of Regulation U (12 C.F.R. Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock").

         2.20  Employee Benefit Programs.
               -------------------------

               (a) Schedule 2.21 sets forth a list of every Employee Program that has been maintained by the Company and its Subsidiaries at any time during the period beginning or ending on the date hereof.

               (b) Each Employee Program which has ever been maintained by the Company or any of its Subsidiaries and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. Each such Employee Program has, in fact, remained qualified under the applicable section of the Code from the effective date of the favorable determination letter for such Employee Program through and including the date hereof (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

               (c) The Company does not know, nor should it reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any of its Subsidiaries. With respect to any Employee Program ever maintained by the Company, any Subsidiary or any affiliate thereof, there has been no "prohibited transaction" as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which could subject the Company or any of its Subsidiaries thereof to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. To the best knowledge of the Company, no litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or overtly threatened with respect to any such Employee Program.

               (d) Except as described in Schedule 2.21, neither the Company, any of its Subsidiaries nor any affiliate thereof has incurred any liability under Title IV of ERISA which has not been paid in full prior to the date hereof. There is no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program maintained by the Company or any Subsidiary thereof and subject to Code Section 412 or ERISA (for which the notice requirement is not waived under 29 C.F.R., Part 2615) and (ii) no event or condition which presents a material risk of plan termination. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or application law) with respect to all Employee Programs maintained by the Company or any of its Subsidiaries, for all periods prior to the date hereof, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.21. Except as described in Schedule 2.21, no Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to title IV of ERISA has ever had any "unfunded benefit liabilities" within the meaning of
Section 4001(a)(18) of ERISA, as of the date hereof. Except as described in
Schedule 2.21, none of the Employee Programs maintained by the Company or any Subsidiary thereof has ever provided or promised health care or non-pension benefits to former employees (other than as required by Part 6 of subtitle B of title I of ERISA).

               (e) With respect to each Employee Program maintained by the Company or any of its Subsidiaries within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Program, as they may have been amended to the date hereof; (ii) the most recent IRS determination letter with respect to such Employee Program and any applications for determination subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and
(vi) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program.

               (f) Except as disclosed in Schedule 2.21 hereto, no collective bargaining agreement or other contract, written or oral, with any trade or labor union, employees' association or similar organization is in effect as of the date hereof with respect to any employee of the Company or any of its Subsidiaries, and neither the Company, any of its Subsidiaries nor any affiliate has ever maintained or participated in any multiemployer plan, as defined in
Section 3(37) of ERISA.

               (g)  For purposes of this section:

                    (i) "Employee Program" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA (including, but not limited to, employee benefit plans such as foreign or excess benefit plans which are not subject to ERISA); and (B) all stock option plans, bonus, incentive award or profit sharing plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, and all other employee benefit plans, agreements, and arrangements not described in (A) above.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                    (iii) An entity is an "Affiliate" of the Company or any of its Subsidiaries if it would have ever been considered a single employer with the Company or such Subsidiary under Section 4001
               (b) of ERISA or part of the same "controlled group" as the Company or such Subsidiary for purposes of 302 (d) (8) (C) of ERISA.

         2.22  Solvency.  Neither the Company nor any of its Subsidiaries has
               --------
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or any substantial portion of its assets, (iv) suffered the attachment or other judicial seizure of all, or any substantial portion of its assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

         2.23  Brokers or Finders. Except as set forth on Schedule 2.23, none of
               ------------------
the Company or any Subsidiary thereof has engaged the services of any brokers or finders in connection with the execution of this Agreement.

         2.24  Corporate Records.  (a) The minute books of the Company and its
               -----------------
Subsidiaries contain true and complete records of all meetings of, or written consents in lieu of meetings executed by, their respective boards of directors (and all committees thereof) and shareholders; (b) all actions and transactions taken or entered into by the Company or any of its Subsidiaries, or otherwise requiring action by their respective boards of directors or shareholders, have been duly authorized or ratified as necessary and are evidenced in such minute books; (c) the stock certificate books and stock records of the Company and its Subsidiaries are true and complete; and (d) the signatures appearing in such minute books, stock certificate books and stock records are the genuine signatures of the persons purporting to have signed them.

         2.25  Books of Account.  The books of account of the Company and its
               ----------------
Subsidiaries have been maintained in accordance with normal business practices, and accurately and fairly reflect all of the properties, assets, liabilities, transactions and appropriate accruals of the Company as each of its Subsidiaries.

         2.26  Certain Employment Matters.
               --------------------------

               (a) Schedule 2.26 contains a true and complete list of names and current hourly wage, monthly salary or other compensation of all directors, officers, management employees, consultants, independent contractors or managers of the Company, with a summary of existing bonuses, additional compensation and other benefits (whether current or deferred), if any, paid or payable to each such person for services rendered in the fiscal year ended December 31, 1996, or, determined as of the date hereof, to be rendered in the fiscal year ended December 31, 1997. Schedule 2.26 contains a true and complete listing and summary description of all employment, compensation, non-competition, confidentiality, consulting and independent contractor agreements between the Company or any Subsidiary thereof and its directors, officers, employees, independent contractors and consultants.

               (b) Except as set forth in Schedule 2.26, the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by local, state or federal law or by other agreement to be withheld from the wages or salaries of its employees. Neither the

Company nor any Subsidiary thereof has any liability or obligation for any arrears of wages or benefits or any taxes or penalties for failure to comply with any of the foregoing.

               (c) Except as set forth on Schedule 2.26, the Company and its Subsidiaries are not parties to any contract with any labor organization, nor have they agreed to, been required to or been asked to recognize or negotiate any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their respective employees. Neither the Company nor any Subsidiary thereof has knowledge of any organization currently being made, pursued or threatened by or on behalf of any labor union with respect to their respective employees. Except as set forth on Schedule 2.26, neither the Company nor any Subsidiary thereof has, within the last three years, experienced any strike, work stoppage, slow down, lockout, grievance proceeding, claim of unfair labor practices or other significant labor difficulty of any nature, nor are any claims pending or, to the best knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees.

               (d) Except as set forth on Schedule 2.26, neither the Company nor any Subsidiary thereof has received notification that any of its current employees presently plan to terminate or otherwise resign from employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on Schedule 2.26, the employment of all persons presently employed or retained by the Company is terminable at will, and neither the Company nor any of its Subsidiaries will be, pursuant to any current contract, arrangement or understanding (including collective bargaining agreements), applicable law, or otherwise, obligated to pay any severance pay or other benefit by reason of the voluntary or involuntary termination of employment of any present or former employee (including managers), consultant, independent contractor or agent, prior to, on or after the Effective Date.

         2.27  Intracompany Contracts.  Except as set forth on Schedule 2.27,
               ----------------------
there are no contracts, understandings, arrangements or commitments (whether written or oral) between (i) the Company, on the one hand, and any of the Company's Subsidiaries, on the other hand, (ii) any Company Subsidiary, on the one hand, and another Company Subsidiary, on the other hand, (iii) the Company or any of its Subsidiaries, on the one hand, and any Selling Shareholder, any officer, director or employee of the Company or any of its Subsidiaries or any of their respective affiliates, on the other hand.

         2.28  Confidential Offering Memorandum.  The Company has previously
               --------------------------------
delivered to Parent a Confidential Offering Memorandum dated December 12, 1996 which is attached hereto as Exhibit 2.29 (the "Offering Memorandum"). All of the facts contained in the Offering Memorandum were true and correct in all respects on the date made and there has been no change therein other than such changes which are in the ordinary course of business or immaterial.

         2.29  No Material Misstatement or Omission. No statement of fact made
               ------------------------------------
by or on behalf of the Company or any of its Subsidiaries in this Agreement or in any certificate, Schedule or Exhibit furnished to Parent pursuant hereto, or otherwise delivered by the Company or any of its Subsidiaries to Parent contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to the Company or any of its Subsidiaries, or the business, property, operations, or condition of the Company or any of its Subsidiaries, presently known to the Company which has not been disclosed to the Parent and which materially adversely affects or in the future is reasonably likely to materially adversely affect the assets, liabilities, property, business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

         2.30  '97 Budgets.  The Company has provided Parent with the Company's
               -----------
1997 operating and capital budgets which are attached hereto as Exhibit E (the "'97 Budgets"). The assumptions underlying the '97 Budgets are believed by the Company to be reasonable and the '97 Budgets are based upon good faith and diligent estimates of the anticipated consolidated operating and capital needs of the Company and its Subsidiaries.

SECTION 3   REPRESENTATIONS AND WARRANTIES OF PARENT.
            ----------------------------------------

         Parent hereby represents and warrants to the Company as follows:

         3.1   Organization and Corporate Power.  Parent and each of its
               --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Parent or its Subsidiaries taken as a whole and
(c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to PSC and FCC approvals and the expiration or termination of the waiting periods under HSR, the Parent has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and generally to carry out the transactions contemplated hereby and by the Related Documents.

         3.2   Authorization and No Contravention. The execution and delivery
               ----------------------------------
of, and performance by the Parent of its obligations under, this Agreement and the Related Documents and the delivery of the Merger Consideration have been duly authorized by all requisite corporate, director and stockholder action of Parent, and except as otherwise may be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Parent's execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Parent is a party or by which it or its assets are bound, or any charter provision or by-law of Parent, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Parent; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on Schedule 3.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the closing, have been duly and properly given, made or obtained.

         3.3  Financial Condition. Parent has the financial resources with which
              -------------------
to consummate the transactions contemplated hereby, including, but not limited to, the assumption of indebtedness and the delivery of the Merger Consideration.

         3.4  Brokers or Finders.  Neither Parent or any of its Subsidiaries has
              ------------------
engaged the services of any brokers or finders in connection with the execution of this Agreement.

SECTION 4   REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB.
            -------------------------------------------------

         Acquisition Sub hereby represents and warrants to the Company as follows:

         4.1  Organization and Corporate Power.  Acquisition Sub (a) is a
              --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and (b) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Acquisition Sub has all required corporate power and authority to enter into and perform this Agreement and Related Documents and to generally carry out the transactions contemplated hereby and by the Related Documents.

         4.2  Authorization and No Contravention. The execution and delivery of,
              ----------------------------------
and the performance by Acquisition Sub of its obligations under, this Agreement and the Related Documents have been duly authorized by all requisite corporate action of the Acquisition Sub, and except as may otherwise be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Acquisition Sub's execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Acquisition Sub is a party or by which it or its assets are bound, or any charter provision or by-law of Acquisition Sub or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Acquisition Sub, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on Schedule 4.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the closing, have been duly and properly given, made or obtained.

         4.3   Capitalization.  The authorized and issued capital stock of
               --------------
Acquisition Sub is set forth on Schedule 4.3.

         4.4   Brokers or Finders. Acquisition Sub has not engaged the services
               ------------------
of any brokers or finders in connection with the execution of this Agreement.

SECTION 5   PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER
            ---------------------------------------------------

         Parent's and Acquisition Sub's obligations hereunder shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Parent's and Acquisition Sub's satisfaction on or before and at the Closing Date of the following conditions:

         5.1   Certificate.  The representations and warranties of the Company
               -----------
contained in Section 2 of this Agreement shall be true and correct in all respects (and to the extent by its terms it is not qualified by materiality, shall be true and correct in all material respects) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section shall have been satisfied in all material respects; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Operating Officer of the Company shall be delivered to Parent.

         5.2   Delivery of Documents.  The Company shall have executed and
               ---------------------
delivered to Parent (or shall have caused to be executed and delivered to Parent by the appropriate persons) the following:

               (a) A certified copy of resolutions of the Company's Board of Directors, approving this Agreement, the Merger and all transactions contemplated by this Agreement, and a certified copy of the resolutions adopted by the holders of Company's Common Stock holding, in the aggregate, no fewer than 2/3 of the voting power of such shares, approving this Agreement, the Merger and all transactions contemplated by this Agreement;

               (b) A copy of the Company's and each of its Subsidiaries' corporate charter certified as of a recent date by the appropriate Secretary of State and the secretary of the pertinent corporation;

               (c) A copy of the by-laws of each of the Company and each of its Subsidiaries certified, in each case, by the secretary of the pertinent corporation;

               (d) A certificate issued by the appropriate Secretary of State of the state of incorporation of the Company and each of its Subsidiaries certifying that the Company or such Subsidiary, as the case may be, is in good standing in such state;

               (e) True and correct copies of all consents, instruments and other documents specified in Schedule 2.2 attached hereto which have not otherwise been delivered to Parent;

               (f) All other certificates and other documents reasonably requested by Parent in writing at least two (2) days before the Closing Date. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to Parent and its counsel; and

               (g)  A copy of the Shareholder Representative Appointment
Agreement.

               (h) A copy of the Solvency Certificate fully executed and substantially in the form attached hereto as Exhibit F and made a part hereof.

         5.3   Opinion of Company's Counsel.  Parent shall have received the
               ----------------------------
favorable written opinion of (i) counsel for the Company dated the Closing Date, in form and substance reasonably satisfactory to Parent and (ii) FCC counsel for the Company dated the Closing Date, in substantially the form attached hereto as Exhibit C-2.

         5.4   Compliance with Agreements.  The Company shall have performed and
               --------------------------
complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other related documents which are required to be performed or complied with by the Company on or before the Closing Date.

         5.5   All Proceedings Satisfactory. All corporate and other proceedings
               ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Parent, and Parent shall receive such copies thereof and other materials (certified, if requested) as it may reasonably request in connection therewith.

         5.6   Regulatory Matters.
               ------------------

               (a) All required waiting periods under HSR, shall have expired or been terminated.

               (b) The PSC and the FCC shall, if required by law, have approved the consummation of the transactions contemplated hereby (including, but not limited to, the transfer of any cable system franchises) and such approvals shall (i) be free of any terms, conditions or restrictions that are unacceptable to Parent and (ii) have become Final Orders. Parent and Acquisition Sub agree that any Final Order containing terms, conditions or restrictions which are, in substance, substantially similar to those contained in Final Orders previously issued by the PSC or FCC in similar transactions shall not be deemed unacceptable Final Orders.

               (c) The approval of any other governmental entity required for the consummation of the transactions contemplated hereby shall have been obtained including, without limitation, the approval of any local or municipal governmental entity necessary or appropriate in connection with the transfer of control of the Company Franchises.

         5.7   Litigation.  There shall be no charge, claim, complaint,
               ----------
grievance, arbitration, investigation, action, suit or proceeding at law or in equity or by or before any governmental or administrative instrumentality or other agency, or before any court, arbitrator, or similar tribunal, pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

         5.8   Properties.  Parent shall have received title insurance in form
               ----------
and substance reasonably satisfactory to Parent on all real property owned by the Company or any of its Subsidiaries.

         5.9   Adverse Changes.  From the date hereof, through and including the
               ---------------
Effective Date, and without regard to matters related to approvals required by
Section 5.6 hereof or actions undertaken pursuant to this Agreement, there shall have been (i) no material adverse change in the assets and properties of the Company, the business operations, liabilities, profits or financial condition of the Company and (ii) no material damage to the assets and properties of the Company caused by fire, flood, casualty, act of God or the public enemy or other cause, the loss of any of which is not adequately covered by insurance. Parent and Acquisition Sub agree and acknowledge that any further Federal or State regulation or deregulation, or any changes in laws applicable to Federal or State deregulation of the Company occurring between the date hereof and the Closing Date, even if such changes have, or are reasonably expected to have, a negative effect on the Company shall neither (a) constitute a breach of any representation or warranty made by the Company herein nor (b) constitute a failure of a condition precedent to Parent's or Acquisition Sub's obligations hereunder.

         5.10  Directors and Officers.  The Company shall have duly and validly
               ----------------------
obtained resignations of all directors and officers (except for officers who retain their title by contract) of the Company and each of its Subsidiaries (except for those individuals set forth on Schedule 1.5) whose resignation is requested by Parent at least two (2) days before the Closing Date, to be effective as of the Effective Date.

         5.11  Opinion of Special PSC Counsel and Cable Counsel. Parent shall
               ------------------------------------------------
have received a favorable written opinion of (i) special communications counsel for the Company, dated the Closing Date, with respect to PSC and related matters in a form reasonably acceptable to Parent and (ii) special counsel for the Company, dated the Closing Date, with respect to cable and related matters in substantially the form.

         5.12  Employment Agreements.  The employment agreements between the
               ---------------------
Company and each of the individuals listed on Schedule 5.12 shall be in full force and effect on the Closing Date.

         5.13  Dissenting Shareholders. No shareholder of the Company shall have
               -----------------------
exercised his or its dissenter's rights under Section 910 of the NYBCL (the "Dissenting Shareholder") or filed a notice of election to dissent in accordance with Section 623 of the NYBCL (The "Dissenting Notice"). In the event any Dissenting Notice is properly delivered to the Company by any Dissenting Shareholder, the Company shall immediately notify and forward such Dissenting Notice to Parent and Acquisition Sub. Within 5 business days after receipt of such Dissenting Notice by Parent and Acquisition Sub, Parent shall notify the Company (the "Response Notice") that Parent and Acquisition Sub shall take either of the following 2 actions: (x) Parent and Acquisition Sub will consummate the Merger notwithstanding the existence of the Dissenting Shares with no further obligation on the part of the Company or (y) Parent and Acquisition Sub will not consummate the Merger unless and until the Shareholder Representative enters into an agreement in form and substance satisfactory to Parent in its sole discretion (the "Dissenting Agreement") pursuant to which the Shareholder Representative, for itself and on behalf of all of the other shareholders of the Company agrees (a) to be responsible for any and all amounts to be paid by the Surviving Corporation and/or Parent) to any Dissenting Shareholder, (2) to indemnify the Surviving Corporation and Parent of any and all losses, claims, damages, costs and expenses relating to the Dissenting Shares and (iii) that under no circumstances shall Parent pay more than the Merger Consideration for 100% of the outstanding shares of Company Common Stock. In the event the Shareholder Representative fails to execute the Dissenting Agreement within five (5) business days after receipt of the Response Notice, the Company hereby agrees to pay to Parent in immediately available funds a breakup fee in an amount equal to $1,000,000 plus all of the documented costs and expenses incurred by Parent and its affiliates in connection with the transactions contemplated by this Agreement.

         5.14  Waiver or Cure of Bank Defaults.  The Company shall have cured or
               -------------------------------
obtained waiver of the defaults under certain financing arrangements described on Schedule 2.1(b)(1) hereto.

SECTION 6   COMPANY'S CONDITIONS OF MERGER
            ------------------------------

     The Company's obligation hereunder shall be subject to compliance by the Parent and Acquisition Sub with their agreements herein contained and to the fulfillment to the Company's satisfaction on or before and at the Closing Date of the following conditions:

         6.1   Certificate. The representations and warranties of the Parent and
               -----------
Acquisition Sub contained in Sections 3 and 4 of this Agreement shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section 6 shall have been satisfied; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Financial Officer of the Parent and Acquisition Sub shall be delivered to the Company.

         6.2   Delivery of Documents. Parent shall have executed and delivered
               ---------------------
to the Company (or shall have caused to be executed and delivered to the Company by the appropriate persons) the following:

               (a) Certified copies of resolutions of the Board of Directors and the stockholders of Parent and Acquisition Sub authorizing the execution and delivery of this Agreement and the Related Documents;

               (b) A certificate issued by the appropriate Secretary of State of the state of incorporation of Parent and Acquisition Sub certifying that Parent or such Acquisition Sub as the case may be, is in good standing in such state;

               (c) True and correct copies of all consents, instruments and other documents specified in Schedules 3.2 and 4.2 attached hereto which have not otherwise been made available for review by Company; and

               (d) All other certificates and other documents reasonably requested by the Company in writing at least two (2) days before the Closing Date. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to the Company and its counsel.

         6.3   Opinion of Parent's Counsel.  The Company shall have received the
               ---------------------------
favorable written opinion of Parent's counsel dated the date hereof, in a form reasonably acceptable to the Company.

         6.4   Compliance with Agreements. Parent and Acquisition Sub shall have
               --------------------------
performed and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by Parent and Acquisition Sub on or before the Closing Date.

         6.5   All Proceedings Satisfactory. All corporate and other proceedings
               ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company and Company shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

         6.6   Regulatory Matters.
               ------------------

               (a) All required waiting periods under HSR shall have expired or been terminated.

               (b) The PSC and the FCC shall each have approved, to the extent any approval is necessary, the consummation of the transactions contemplated hereby and such approvals shall: (i) be free of any terms, conditions or restrictions that are unacceptable to the Company and (ii) have become Final Orders; provided, that Parent in its sole discretion may waive the Final Order requirement.

         6.7   Litigation.  There shall be no investigation, action, suit or
               ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against Parent or Acquisition Sub, or, to the best knowledge of Parent and Acquisition Sub, any director, officer or key employee of Parent or Acquisition Sub, which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

         6.8   Shareholder Approval.  After receipt of a Final Order of the PSC,
               --------------------
the Company shall call a special meeting of common stockholders of the Company to be held for the purpose of voting on the Merger (the "Special Meeting") at which at least 2/3 of the voting power of the Company shall have been cast in favor of the Merger and the transactions anticipated by this Agreement. The proxy statement to be delivered to the Company's Shareholders in connection with the Special Meeting (the "Proxy Statement") shall state, interalia, (i) that the Board of Directors of the Company has unanimously
---------
approved the Merger and recommends that the shareholders vote in favor of the Merger, (ii) that all of the Board members intend to vote in favor of the Merger, and (iii) that all of the Company's shareholders should make plans to deliver their shares free and clear of all liens and encumbrances. In the event that at least 2/3 of the voting power of the Company is not cast in favor of the Merger, the Company shall be required to pay to Parent a break-up fee of $1,000,000, plus an amount equal to all of the documented costs and expenses incurred by Parent and its affiliates in connection with the transactions contemplated by this Agreement, in immediately available funds and this Agreement shall be deemed to have terminated pursuant to Section 10.1(a)(iv) hereof.

SECTION 7   COVENANTS
            ---------

     Until the Closing Date, each of the Parent, Acquisition Sub and the Company agree that they shall act, or refrain from acting where so required, to comply with the following:

         7.1   Regular Course of Business.
               --------------------------

               (a)  Generally. The Company shall operate its business consistent
                    ---------
with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases, contracts, agreements, understandings and commitments (whether written or oral) in effect without change, modification or termination except as expressly provided herein and shall comply with the provisions of all laws, regulations and orders of Governmental Authorities and all Company Franchises and FCC Licenses applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all contracts and commitments relating to capital expenditures as set forth on Schedule 2.9. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1996.

               (b)  Insurance. The Company shall maintain in full force and
                    ---------
effect its insurance policies with the coverage and in the amounts set forth on
Schedule 2.15.

               (c)  Claims. The Company shall promptly notify the Parent of any
                    ------
actions, claims, complaints, lawsuits or investigations that may be commenced against it.

               (d)  Supplement. From time to time prior to the Closing Date, the
                    ----------
Company shall promptly notify Parent of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto. Nothing contained herein or in any information provided to Parent pursuant hereto shall be deemed to constitute (i) a change, modification or amendment of any representation, warranty, Schedule hereto or any other provision contained in this Agreement unless such updated information shall be acceptable to Parent in its sole discretion and such acceptance is expressly set forth in writing and signed by Parent or (ii) a waiver by Parent of any breach of any such representation, warranty or other provision of which Parent, through such update, becomes aware. Any such waiver must be expressly set forth in writing and signed by Parent.

         7.2   '98 Operating Budgets.  The Company shall provide to Parent
               ---------------------
promptly, but in no event later than November 30, 1997, 1998 operating and capital budgets, which budgets shall be subject to Parent's approval, which approval may not be unreasonably withheld (the "'98 Budgets").

         7.3   Amendments. No change or amendment shall be made to the
               ----------
certificate of incorporation or by-laws of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall merge into or consolidate with any other Person or change the character of its business.

         7.4   Capital Changes.  The Company shall not issue, sell, purchase or
               ---------------
redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not and shall use reasonable efforts to cause its stockholders not to, pledge or otherwise encumber any shares of its capital stock.

         7.5   Dividends.  The Company shall not declare, pay or set aside for
               ---------
payment any dividend or other distribution in respect of its capital stock, other than dividends declared no earlier than 10 days prior to the last day of a fiscal quarter, which dividends may not exceed $2.80 per share for end of the first three quarters and $3.00 per share for the fourth fiscal quarter.

         7.6   Capital Expenditures. Except to the extent provided for in the
               --------------------
'97 or '98 Budget, without the prior written consent of Parent, the Company shall not make any capital expenditures in excess of what has been budgeted in the aggregate, or commitments with respect thereto, except as provided in
Schedule 2.9. The Company shall not make or accept any loan or advance to or from any of its Affiliates.

         7.7   Borrowing.  Except to the extent provided for in the '97 or '98
               ---------
Budget, without the prior written consent of the Parent, the Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Base Balance Sheet.

         7.8   Property. The Company shall not sell, transfer, or dispose of any
               --------
of its assets and properties, or allow any of its assets and properties to become subject to a Lien, except the sale of obsolete or worn out equipment in the ordinary course of business.

         7.9   Other Commitments.  Except as set forth in this Agreement or
               -----------------
permitted in writing by the Parent, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

         7.10  Interim Financial Information. The Company shall supply Parent
               -----------------------------
with a copy of its internal unaudited monthly financial statements within forty-five (45) days after the end of each month.

         7.11  Compensation. The Company shall not increase the compensation (in
               ------------
whatever form) or the benefits payable or to become payable to any officer, director, consultant, or other employee of the Company or any of its Subsidiaries, except for increases or changes consistent with past practices or required by contract.

         7.12  Consents and Authorizations.  The Parent and the Company shall,
               ---------------------------
promptly after the date hereof, cooperatively commence efforts to obtain PSC and FCC approvals of the transactions contemplated hereby and the consents, waivers and authorizations listed in Schedules 2.2 and 2.6, including the approval of the Company's Shareholders, which approval the Company agrees to use reasonable efforts to obtain within 30 business days after the receipt of PSC approval.
The Parent and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

         7.13  Access.  The Company shall afford to the Parent and its counsel,
               ------
accountants, agents and other authorized representatives and to financial institutions specified by the Parent reasonable access during business hours to the Company's and its Subsidiaries' plants, properties, books and records in order that the Parent may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and its Subsidiaries. The Company shall cause its and its Subsidiaries' officers, employees and auditors to furnish such additional financial and operating data and other information as the Parent shall from time to time reasonably request.

         7.14  Notice of Transfer.  Each of the Parent and the Company shall
               ------------------
cooperate in providing any required notices to the appropriate Governmental Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Company Franchises).

         7.15  Payment of Tax. All transfer (including any real estate transfer
               --------------
or gains tax), documentary (other than stock transfer), sales, use, registration and other such Taxes and fees

(including any penalties and interest) incurred in connection with this Agreement shall be borne by the Company when due, and it will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

         7.16  Agreement to Defend. In the event any claim of the nature
               -------------------
specified in Section 5.7 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

         7.17  '97 and '98 Budgets.  The Company shall promptly advise Parent of
               -------------------
any event or circumstance which would render the '97 or '98 Budgets or the assumptions underlying the same no longer reasonable or accurate.

         7.18  Further Assurances. On the terms and subject to the conditions of
               ------------------
this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all actions, and to do, or to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any judgment, decree, order, law, statute, ordinance, rule or any regulations or in connection with any Company Franchises, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

         7.19  Consents.  Without limiting the generality of this Section 7.19,
               --------
each of the parties hereto shall, if necessary, use reasonable efforts to obtain all waivers, authorizations, consents and approvals of all Persons and Governmental Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

         7.20  No Solicitation or Negotiation. Unless and until this Agreement
               ------------------------------
is terminated, the Company shall not, and shall use its best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, or enter into, or agree to enter into, any acquisition, business combination or purchase of all or any significant portions of the assets of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that no director of the Company shall be required to comply with this Section 7.20 to the extent such compliance would cause such director to breach his or her fiduciary duty to the Company or its Shareholders. In the event the restrictions set forth in this Section 7.20 are breached, Parent may immediately terminate this Agreement pursuant to Section 10.1(a)(iv) hereof, and the Company shall pay Parent $1,750,000 as a break-up fee as well as reimburse Parent and its affiliates for all of the documented costs and expenses reasonably incurred by them in connection with the transactions contemplated by this Agreement.

         7.21  Public Announcements.  Prior to the Closing Date, no party hereto
               --------------------
nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required to obtain the consents, waivers and authorizations listed in the Schedules and in connection with the Parent's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Company and the Parent, which approval shall not be unreasonably withheld; provided,
                                                                   --------
however, that either party may withhold such approval in its sole discretion
-------
with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, no party hereto will disclose the Merger Consideration or the manner in which the Merger Consideration is calculated, without the prior written consent of the other parties hereto, other than in connection with seeking consents required by
Section 7.12.

         7.22  THIS SECTION INTENTIONALLY LEFT BLANK

         7.23  Employee Plans. Prior to Closing, the Company shall (i) file for
               --------------
a favorable determination letter from the Internal Revenue Service that the termination of the Company's two (2) defined benefit pension plans will not affect their qualified status under Code Section 401(a) and (ii) satisfy all applicable requirements of Title IV of ERISA involved in terminating such plans to the extent such requirements are required by Title IV of ERISA to be performed prior to the Closing Date.

         7.24  Regulatory Matters. The Company will not change local rates
               ------------------
charged to telephone customers or rates charged to cable subscribers other than in the normal course of business and in accordance with applicable laws and regulations.

         7.25  Indemnification and Insurance. The Surviving Corporation agrees
               -----------------------------
to indemnify and hold harmless the Company's officers and directors against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent permitted under the NYBCL. The Surviving Corporation will maintain director and officer liability insurance for acts and omissions occurring prior to the Closing Date with coverage in amount and scope at least as favorable as Company's existing director and officer liability insurance for a period of six years after the Closing Date provided, however, if the existing director and officer liability
             --------  -------
insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use its best efforts to obtain director and officer liability insurance in an amount and scope as great as can be obtained for the remainder of such period.

         7.26  Payment of Regulatory Fees.  The Parent shall pay 100% of (i) any
               --------------------------
filing fee imposed under HSR, in connection with the transactions contemplated by this Agreement and the Related Documents and (ii) any fees and expenses (including fees and expenses of Harter, Secrest & Emery in such Firm's capacity as regulatory counsel, which in no event shall exceed $70,000) incurred in connection with obtaining PSC approval of the transactions contemplated by this Agreement and the Related Documents.

         7.27  Tax Periods; Allocations of Income and Loss. Parent and the
               -------------------------------------------
Company agree that if the Company or any of its Subsidiaries is permitted but not required under any applicable state, local or foreign income tax law to treat the Closing Date as the last day of a taxable period, Parent and the Company shall (and the Company shall cause any such Subsidiary to) treat such date as the last day of a taxable period. For purposes of this Agreement, if a taxable period begins before the Closing Date and ends after the Closing Date, then the Closing Date shall be treated as the last day of a taxable period. In the case of all Taxes other than those based on or measured by property or capital or otherwise described in Section 7.15, the amount of Taxes attributable to such period shall be based upon, where relevant, the actual operations of the Company and its Subsidiaries through the Closing Date as shown on their permanent books and records, including work papers. Only for purposes of computing taxable income and the related Tax attributable to such period, accruals of operating income and expenses otherwise properly accruable under relevant tax authorities if the Closing Date were actually the end of the taxable period, shall be considered properly accruable as of such date. In the case of Taxes based on, or measured by, property or capital (including, but not limited to, any ad valorem and real and personal property Taxes) the amount of
                -- -------
Taxes attributable to the period ending on the Closing Date shall be equal to the total amount of such

Taxes for the taxable period in question multiplied by a fraction the numerator of which is the number of days in such period prior to the Closing Date and the denominator of which is the total number of days in such period.

          7.28  Risk of Regulatory Changes. Notwithstanding anything else
                --------------------------
contained herein to the contrary, Parent and Acquisition Sub hereby acknowledge, covenant and agree that they will bear the risk of Federal and/or New York State regulation and deregulation in the telecommunications industry and that any such changes in those areas shall not constitute a material adverse change to the business of the Company.

          7.29  Cable Franchises. Within thirty (30) days after the date hereof,
                ----------------
the Company shall use its reasonable best efforts to obtain at least eight (8) year extensions or renewals of its currently existing CATV franchises covering 50% or more of the Company's and its Subsidiaries' cable subscribers. The Company shall permit Parent to participate in all such extension of renewal proceedings.

          7.30  Waiver or Cure. The Company will use its reasonable best efforts
                --------------
to obtain waivers of or cure prior to Closing, the CATV-related defaults described on Schedule 2.1(b)(4) hereto.

          7.31  Delivery of Proxy Statement. The Company shall deliver the Proxy
                ---------------------------
Statement to its shareholders within three business days after obtaining the PSC's initial approval and schedule a shareholders meeting as soon as possible thereafter as permitted by law.

          7.32  Environmental Matters.
                ---------------------

                (a) UST Compliance.
                    --------------

                    (i) The Company shall take, or cause each of its Subsidiaries to take, the following steps, which shall be completed prior to the Closing, in each instance in compliance with all applicable laws and regulations, regarding any underground storage tank ("UST") now or formerly located on any owned or leased real property, and the costs incurred hereunder shall be allocated in accordance with Section 7.32(d) below:

                    (ii) For each UST currently located on any owned or leased property, whether or not such UST is currently in use or operation, the Company shall remove, or cause its Subsidiary to remove, the UST, and to conduct such testing and remediation of soil and groundwater as required by all applicable laws and regulations. Where a storage tank is required for current or contemplated operations, the UST shall be replaced by an above-ground tank of appropriate size, with secondary containment of appropriate size, properly constructed and installed with all fittings and appurtenant equipment for operation in the ordinary course, except for any locations where an above-ground tank cannot be used, in which case a UST will be installed that complies with the federal requirements of 40 CFR part 280 for USTs in operation after December 22, 1998. The Company shall assure that any replacement tank is property installed, is registered in accordance with all applicable laws and regulations, and that it receives customary warranties and operating manuals.

                    (iii) For each UST which was previously removed at the West Lebanon, Hoags Corners and Canaan, New York facilities, the Company shall engage a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil and, if necessary, groundwater sampling and analysis, to demonstrate that no contamination currently is in place as a result of the former tank that would require remediation be conducted to comply with applicable laws and regulations. Where the sampling and analysis show contamination to be present, the Company shall engage a technically qualified consultant to remediate the contamination to the extent necessary to be in compliance with all applicable laws and regulations.

                    (iv) The Company shall provide, as least 10 business days prior to the Closing, a current registration for each UST or above-ground tank, or a closure report for each such tank which is no longer in operation.

                    (v) The Company shall timely provide Parent and Acquisition Sub with a copy of any analytic data, and each report, correspondence or other document contemplated under this Section 7.32.

               (b)  Remediation of 16 Lebanon Springs. The Company shall cause
                    ---------------------------------
the New York State Department of Environmental Conservation's files concerning the remediation of a 1990 tanker spill and tank removal ("the DEC Spill File") to be reviewed by a technically qualified consultant to determine if any contamination must be remediated to be in compliance with all applicable laws and regulations. In the event the analysis of the DEC files indicates remediation is necessary to be in compliance with all applicable laws and regulations, or there is insufficient information to make such a determination, the Company shall engage a qualified consultant to sample and analyze the soil affected by the 1990 tanker spill or former UST and, if necessary, remediate any contamination to be in compliance with all applicable laws and regulations. The Company shall timely provide Parent and Acquisition Sub with a copy of the DEC Spill File and all analytic results and reports of the sampling and the analytic effort shall be allocated in accordance with Section 7.32(d) below.

               (c)  Remediation at Taconic Place.
                    ----------------------------

                    (i) Prior to the Closing, the Company shall install secondary containment appropriate in size and construction, around the existing above-ground storage tank at Taconic Place. Prior to installation of the secondary containment, the Company shall assure that there is no existing contamination requiring, by law or regulation, remediation in the vicinity of the above-ground tank. If the Company continues to store more than 1100 gallons of petroleum products at the facility, it will properly register the facility under the New York State Petroleum Bulk Storage Program.

                    (ii) The Company shall engage a qualified consultant to undertake removal and disposal of the existing septic drum at Taconic Place, in compliance with all applicable laws and regulations, including any sampling and analysis of soil and, if necessary, groundwater to determine whether contamination has resulted from the operation of the septic drum. In the event sampling and analysis shows contamination that requires remediation to be in compliance with applicable laws and regulations, the Company shall engage a qualified consultant to remediate the contamination in compliance with all applicable laws and regulations. All work contemplated under this subparagraph
(c) shall be completed prior to the Closing.

                    (iii) The Company shall timely provide copies of all analytic data, reports, correspondence, or other documents hereunder to Parent and Acquisition Sub.

               (d)  Cost Allocation for Environmental Matters. The costs
                    -----------------------------------------
incurred under this Section 7.32 shall be paid by the parties as follows:

                    (i) The Company shall identify to Parent and Acquisition Sub the environmental or other consultants and contractors it proposes to engage to undertake the work, and shall provide an estimate from the contractor or consultant for the cost of the work. Parent and Acquisition Sub shall have 10 business days after receipt of the information to make reasonable objections to the consultant or the costs proposed. If Parent or Acquisition Sub objects, the parties shall in good faith undertake such negotiations or other actions as required to resolve the dispute. If no objection is made, the Company may proceed.

                    (ii) The Company shall pay the first $250,000 of costs incurred for environmental remediation hereunder, provided that such work is undertaken by the approved consultant or contractor, has been completed in accordance with all applicable laws and regulations, and all analytic reports or other documents and filings have been completed as required by this Agreement.

                    (iii) The shareholders of the Company shall pay any costs of remediation in excess of the first $250,000 up to an additional total of $250,000, and such amount shall reduce, on a dollar for dollar basis, the Merger Consideration.

                    (iv) In the event estimated costs of remediation as provided by Parent and Acquisition Sub exceed a total of $500,000, the Company, Parent or Acquisition Sub shall have the right, upon 15 business days notice, to terminate this Agreement, with no further right or obligation on any party hereto, except as specified in subparagraph (v) of this Section, below.

                    (v) The Company shall pay for the Phase I Environmental Site Assessments of all Properties performed by O'Brien & Gere Engineers and the Phase II Environmental Site Assessment performed by O'Brien & Gere Engineers at Taconic Place in August, 1997. The Parent shall reimburse the Company for the Phase I and II Site Assessments in the event this Agreement is terminated by any of the parties prior to Closing.

SECTION 8   CLOSING AND POST-CLOSING COVENANTS.
            ----------------------------------

          8.1  Time and Place.
               --------------

               (a) Subject to the provisions of Sections 5 and 6 hereof and the Company's compliance with the covenants contained in Section 7, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, or such other place as agreed to by the parties, at 9:30 a.m., local time, on the last business day of the month immediately after the month of the receipt of all federal, state and local regulatory approvals; provided however,
                                                              -------- -------
that in no event shall the Closing occur later than December 31, 1998 (the "Closing Date").

               (b) On the Closing Date, Parent, Acquisition Sub and the Company shall cause the Certificate of Merger to be filed in accordance with the provisions of the NYBCL and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to cause the Merger to become effective.

          8.2  Additional Post-Closing Covenants. The Parent shall honor
               ---------------------------------
existing employment contracts and use its best efforts to retain Taconic Employees consistent with good business practices.

SECTION 9   DEFINITIONS
            -----------

     Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

     "Affiliated Group" means any affiliated group within the meaning of the Code Section 1504(a), or similar group defined under a similar provision of state, local or foreign law.

     "Defined Intercompany Transaction" shall have the meaning set forth in Treasury Regulation Section 1.1502-13.

     "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

     "FCC License" means any license, permit, approval, registration or authorization granted or issued by the FCC.

     "Final Order" means an action by the FCC or the PSC as to which: (a) no request for stay of the action by the FCC or the PSC, as the case may be, is pending, no such stay is in effect, and if any time period is permitted by statute or regulation for filing any request for such a stay, such time period has passed; (b) no petition for rehearing or reconsideration, or application for review, of the action is pending before the FCC or the PSC, as the case may be, and the time permitted for filing any such petition or application has passed;
(c) the FCC or the PSC, as the case may be, does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's or PSC's action, as the case may be, is pending or in effect, and the deadline for filing any such appeal or request has passed.

     "GAAP" means generally accepted accounting principles in effect from time to time.

     "Governmental Authority" means any governmental agency, body or instrumentality (whether federal, state, local or foreign).

     "HSR" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     "Investment Company" shall have the meaning ascribed to such term in the Investment Company Act of 1940, as amended.

     "Lien" means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, without limitation, with respect to stock, stockholders agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a "Lien".

     "OSHA" means the Occupational Safety and Health Act of 1978, as amended from time to time.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

     "PSC" means the New York Public Service Commission and the Massachusetts Department of Public Utilities.

     "Related Documents" means this Agreement and the Certificate of Merger, together with all related instruments and documents as the same may be amended from time to time.

     "Shareholder Representative" means Lorinda Ackley.

     "Subsidiary" of any Person means any corporation or other entity of which more than 50% of the outstanding voting securities are at the time owned, directly or indirectly, by such Person.

     "Tax" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

     "Taxing Authority" means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, exercising any taxing authority or any other authority exercising any Tax regulatory authority.

     The following terms shall have the meanings assigned to them in the provisions of this Agreement referred to below:

                    '97 and '98 Budgets - Section 7.2
                    Acquisition Sub - Preamble
                    Base Balance Sheet - Section 2.4
                    Closing - Section 8.1
                    Closing Date - Section 8.1(a)
                    Code - Section 2.14(d)
                    Company - Preamble
                    Company Franchises - Section 2.5
                    Employee Program - Section 2.21

                               ERISA - Section 2.21(c)
                               IRS - Section 2.21(b)
Merger - Recitals
                               NYBCL - Section 1.1
                               Parent - Preamble
Properties - Section 2.18(a)

     SECTION 10  GENERAL
                 -------
          10.1  Termination.
                -----------

                (a)  This Agreement may be terminated at any time prior to the
Closing:

                     (i)   by mutual written consent of the parties hereto;

                     (ii) by written notice by either the Company, on the one hand, or the Parent and Acquisition Sub, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other parties in the representations and warranties or covenants set forth in this Agreement;

                     (iii) by written notice by either the Company or Parent if the Closing has not occurred by December 31, 1998, provided that neither the Company nor Parent will be entitled to terminate this Agreement pursuant to this subsection if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

                     (iv) (a) by either the Company or Parent, in the event the Company cannot consummate the transactions contemplated hereby as a result of the Board of Directors exercising its fiduciary duties pursuant to Section 7.20, hereof, and taking into account the break-up fee contemplated by Section 7.20; or (b) by the Company or Parent, in the event the Company determines not to consummate the transactions contemplated hereby as a result of the perfection of Shareholders' dissenter's rights as contemplated by Section 5.13 hereof, and taking into account the break-up fee contemplated by Section 5.13; or (c) by the Company or Parent, in the event the Company fails to obtain a favorable vote for the Merger of at least 2/3 of the Company's shares entitled to vote at the Special Meeting, as contemplated by Section 6.8 hereof, and taking into account the break-up fee contemplated by Section 6.8.

               (b) In the event this Agreement is terminated pursuant to Paragraph (a) of this Section 10.1 and the transactions contemplated hereby are not consummated, this Agreement shall be of no further force and effect.

          10.2  Break-up Fees. The break-up fees set forth in Sections 5.13, 6.8
                -------------
and 7.20 shall be the exclusive remedy for the conduct so contemplated and in no event shall the Company's obligations to pay such break-up fees under such Sections be cummulative.

          10.3 Amendments, Waivers and Consents.  FOR THE PURPOSES OF THIS
               --------------------------------
AGREEMENT AND ALL AGREEMENTS, DOCUMENTS, AND INSTRUMENTS EXECUTED PURSUANT HERETO, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR THEREIN, NO COURSE OF DEALING BETWEEN THE COMPANY, THE PARENT AND ACQUISITION SUB AND NO DELAY ON THE PART OF ANY PARTY HERETO IN EXERCISING ANY RIGHTS HEREUNDER OR THEREUNDER SHALL OPERATE AS A WAIVER OF THE RIGHTS HEREOF AND THEREOF. NO COVENANT OR OTHER PROVISION HEREOF OR THEREOF MAY BE WAIVED OTHERWISE THAN BY A WRITTEN INSTRUMENT SIGNED BY THE PARTY SO WAIVING SUCH COVENANT OR OTHER PROVISION.

          10.4 Governing Law; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE
               --------------------------------------
DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          10.5 Section Headings. The descriptive headings in this Agreement have
               ----------------
been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

          10.6 Notices and Demands. Any notice or demand which, by any provision
               -------------------
of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses:

               If to Parent to:

               MJD Communications, Inc.
               521 East Morehead Street
               Suite 250
               Charlotte, NC  28202
               Attention:  Eugene B. Johnson

               With a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue
               New York, NY  10022
               Attention:  Neil A. Torpey, Esq.

               If to the Company to:

               Taconic Telephone Corp.
               Taconic Place
               Chatham, New York  12037
               Attention:  Lorinda Ackley

               With a copy to:

               Harter, Secrest & Emery
               700 Midtown Tower
               Rochester, NY   14604
               Attention:  John T. Pattison, Esq.

or at any other address designated by any party to this Agreement to each of the other parties in writing.

          10.7 Counterparts. This Agreement may be executed simultaneously in
               ------------
any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

          10.8 Severability; Complete Agreement. Whenever possible, each
               --------------------------------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited if or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

               THIS AGREEMENT AND THE RELATED DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. BY INITIALING IN THE MARGIN, THE PARTIES ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

          10.9 Expenses. Unless otherwise provided for in this Agreement, each
               --------
of the Parent, the Company and Acquisition Sub shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

          10.10 Assignment. This Agreement and all of the provisions hereof
                ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto; provided that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an affiliate without the prior written consent of the Company.

          10.11 Accounting Terms. All accounting terms used herein which are not
                ----------------
expressly defined in this Agreement shall have the meanings given to them in accordance with GAAP.

          10.12 Parties. Nothing in this Agreement is intended to confer any
                -------
rights or remedies under or by reason of this Agreement on any persons or entitles other than the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, no third Person shall be a beneficiary of any provision of this Agreement.

          10.13 Jury Waiver.  EACH OF THE PARENT, COMPANY, AND ACQUISITION SUB
                -----------
HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          10.14 Arbitration. Any dispute, controversy or claim arising out of or
                -----------
relating to this Agreement not resolved by mutual agreement of Parent and the Company shall be settled by arbitration in New York, New York, or in such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In the event of such a dispute, either party may demand arbitration by written notice to the other and, within fifteen (15) days after receipt of such demand, each party shall appoint an arbitrator (each, an "Appointed Arbitrator") who shall together agree on a third Arbitrator, failing which agreement they shall request the AAA to appoint a third and presiding arbitrator ("Presiding Arbitrator"), in accordance with the then existing rules of the AAA or any successor organization thereto. The parties acknowledge and agree that individuals may be designated as Appointed Arbitrators by each respective party, whether or not such Appointed Arbitrators are listed on the National Panel of Arbitrators as such list is maintained by the AAA. Any award therein shall be final and binding on the parties and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto. The costs of the arbitration (including, but not limited to, fees and disbursements of counsel and the Appointed Arbitrator, and the fees of the Presiding Arbitrator) shall be borne by the non-prevailing party or as otherwise determined by the Presiding Arbitrator.

                      THIS SPACE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                   TACONIC TELEPHONE CORP.


                                   By:__________________________________
                                         Lorinda Ackley, President


                                   MJD HOLDINGS CORP.


                                   By:___________________________________
                                         Eugene B. Johnson
                                         Senior Vice President


                                   TACONIC ACQUISITION CORP.


                                   By:___________________________________
                                         Eugene B. Johnson
                                         Senior Vice President

State of            )

County of           )  SS:

     On this _______ day of _____________ 19__, before me personally came ______________________________, to me known, who, being by me duly sworn did depose and say that the above-named person resides in ___________________________________, that said person is ______________________
of __________________________, the corporation described in and which executed the foregoing instrument; and that the above-named person signed thereto by order of the Board of Directors of said corporation.


                                                  ______________________________
                                                  Notary Public


State of            )

County of           )  SS:

     On this _______ day of _______________, 19__, before me personally came _________________________, to me known, who, being by me duly sworn did depose and say that the above-named person resides in ___________________________________, that said person is ______________________
of __________________________, the corporation described in and which executed the foregoing instrument; and that the above-named person signed thereto by order of the Board of Directors of said corporation.


                                                  ______________________________
                                                  Notary Public


State of            )

County of           )  SS:

     On this _______ day of _______________ 19__, before me personally came ______________________________, to me known, who, being by me duly sworn did depose and say that the above-named person resides in ___________________________________, that said person is ______________________
of __________________________, the corporation described in and which executed the foregoing instrument; and that the above-named person signed thereto by order of the Board of Directors of said corporation.

                                                  ______________________________

     The following documents are available upon request from the Company.

                                             Notary Public
EXHIBIT                  NAME                               RESPONSIBILITY
-------                  ----                               --------------

Exhibit A        Certificate of Merger                       HS&E

Exhibit B        [Reserved]

Exhibit C-2      Opinion of Counsel - FCC                    TTC

Exhibit E        '97 Budgets                                 TTC

Exhibit F        Solvency Certificates                       PHJ&W/HS&E


  SCHEDULES         NAME                                    RESPONSIBILITY
  ---------         ----                                    --------------

Schedule 1.5     Surviving Corporation Officers              TTC
Schedule 1.8     Payment of Cash for Stock                   TTC
Schedule 2.1     Taconic States of Operation                 TTC
Schedule 2.2     Change in Control Consents                  TTC/HS&E/PHJ&W
Schedule 2.3     Capitalization of Taconic and subsidiaries  TTC
Schedule 2.4     TTC Financial Statements                    TTC
Schedule 2.5     Franchises and Intellectual Property Use    TTC
Schedule 2.6     Timely and Proper Regulatory Filings        TTC
Schedule 2.8     Material Overbillings                       TTC
Schedule 2.9     Required CAPEX                              TTC
Schedule 2.10    Law Violations                              TTC
Schedule 2.11    Undisclosed Liabilities                     TTC
Schedule 2.12    Developments                                TTC
Schedule 2.13    Real Estate, Leases                         TTC
Schedule 2.14    Tax Matters                                 TTC
Schedule 2.15    Insurance                                   TTC
Schedule 2.16    Contracts                                   TTC
Schedule 2.17    Litigation                                  TTC
Schedule 2.18    Environmental Matters                       TTC
Schedule 2.21    Employee Benefits                           TTC
Schedule 2.23    Brokers/Finders                             TTC
Schedule 2.26    Certain Employment Matters                  TTC
Schedule 2.27    Affiliate Contracts                         TTC
Schedule 4.3     Capitalization of Acquisition Sub           MJD
Schedule 5.12    Employment Agreements                       TTC

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